Exhibit 10.1
NORDSTROM, INC.
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into effective as of February 24, 2009, between Nordstrom, Inc., a Washington corporation (the “Company”), and ___, a director of the Company (“Indemnitee”).
RECITALS
     A. Indemnitee is a director of the Company and in such capacity is performing valuable services for the Company.
     B. The Company’s directors have certain existing indemnification arrangements pursuant to the Bylaws of the Company (“Bylaws”) and may be entitled to indemnification pursuant to the Washington Business Corporation Act (the “Statute”). Nevertheless, the Board of Directors of the Company (the “Board”) recognizes the limitations on the protection provided by such indemnification and the uncertainties as to its availability in any particular situation.
     C. The Bylaws specifically provide that the indemnification arrangements provided thereunder are not exclusive, and that contracts may be entered into between the Company and the members of its Board with respect to indemnification of such directors.
     D. The Company has determined that it is reasonable and prudent for the Company to minimize any uncertainty regarding the availability of indemnification protections and that in order to facilitate the Company’s ability to attract and retain qualified individuals to serve as directors, the Company should act to assure such persons that there will be increased certainty of such protection in the future so that the Company’s directors are able to continue to serve free from undue concern that they will not be adequately protected.
     E. This Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
     F. In order to induce Indemnitee to serve or to continue to serve as a director of the Company, the Company has agreed to enter into this Agreement with Indemnitee.
     NOW, THEREFORE, in consideration of the recitals above, the mutual covenants and agreements set forth in this Agreement, and Indemnitee’s service as a director after the date hereof, the Company and Indemnitee agree as follows:
     1. Indemnification
          a. Scope. The Company agrees to hold harmless and indemnify (and shall also advance expenses as incurred to the full extent permitted by law and as set forth herein) Indemnitee to the fullest extent permitted by law against any Damages (as defined in Section 1(d)) incurred by Indemnitee with respect to any Proceeding (as defined in Section 1(e))

to which Indemnitee is or is threatened to be made a party or witness, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company’s Articles of Incorporation (“Articles”) or Bylaws, the Statute or otherwise. Such right to indemnification shall be without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that Indemnitee shall have no right to indemnification on account of (i) acts or omissions of Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law; (ii) conduct of Indemnitee finally adjudged to be in violation of RCW 23B.08.310; or (iii) any transaction with respect to which it is finally adjudged that Indemnitee personally received a benefit in money, property or services to which Indemnitee was not legally entitled. To the extent not prohibited by applicable law, the indemnification shall apply without regard to negligent acts or omissions by Indemnitee. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors, such changes, to the extent that they would expand Indemnitee’s rights hereunder, shall be within the scope of Indemnitee’s rights and the Company’s obligations hereunder, and to the extent that they would narrow Indemnitee’s rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights hereunder.
To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 1 and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter. To the extent that Indemnitee is, by reason of Indemnitee’s corporate status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
          b. Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles or Bylaws, any vote of shareholders or disinterested directors, the Statute or otherwise, whether as to actions or omissions by Indemnitee in Indemnitee’s official capacity or otherwise.
          c. Included Coverage. If Indemnitee is made a party (or is threatened to be made a party) to, or is otherwise involved (including, but not limited to, as a witness) in any Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, costs, expenses and liabilities actually and reasonably incurred in connection with investigating, defending, being a witness in, participating in or otherwise being involved in (including on appeal), or preparing to defend, be a witness in, participate in or otherwise be involved in (including on appeal), such Proceeding, including but not limited to attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments pursuant to this Agreement, and other expenses (collectively, “Damages”), including all interest, assessments or charges paid or payable in connection with or in respect of such Damages.
          d. Definition of Proceeding. For purposes of this Agreement, “Proceeding” shall mean any actual, pending, threatened or completed action, suit, claim, investigation, hearing or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal) in which Indemnitee is, has been or becomes involved based in whole or in part on or arising out of the fact that Indemnitee is or has been a director, officer, member of a committee of the Board, employee or agent of the Company or that, being or having been such a director, officer, member of a committee of the Board, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a “Related Company”), including but not limited to service with respect to any employee benefit plan, whether the basis of such action, suit, claim, investigation, hearing or proceeding is alleged action or omission by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce this Agreement, “Proceeding” shall not include any action, suit, claim, investigation, hearing or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim, investigation, hearing or proceeding is or was authorized by the Board.
          e. Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof (which notice shall be in the form of Exhibit A hereto); provided, however, that failure to so notify the Company will relieve the Company from any liability that it may otherwise have to Indemnitee under this Agreement only if and to the extent that such failure can be shown to have prejudiced the Company’s ability to defend the Proceeding.
          f. Determination of Entitlement.
               i. Upon the final disposition of the matter that is the subject of the request for indemnification, a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case. If a Change in Control shall not have occurred, the determination shall be made by: (A) a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (B) a majority vote of a committee (duly designated by the Board) consisting solely of two or more directors not at the time parties to the proceeding (even though less than a quorum of the Board); (C) by Special Legal Counsel; or (D) if so directed by the Board, by the shareholders of the Company. If a Change in Control shall have occurred, the determination shall be made by Special Legal Counsel. Any determination made by Special Legal Counsel pursuant to this Section shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making the determination, including providing to the person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to the determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making the determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
               ii. In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall, to the fullest extent not prohibited by law, be entitled to a presumption that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 1(e), and the Company shall, to the fullest extent not prohibited by law, have the burdens of coming forward with evidence and of persuasion to overcome that presumption.
               iii. The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption: (A) that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; (B) that with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (C) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.
               iv. For purposes of any determination of good faith, to the fullest extent permitted by law, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 1(f)(iv) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.
               v. The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
               vi. If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 1(e) or an omission of a material fact necessary in order to make the information provided not misleading, or (B) a prohibition of such indemnification under applicable law;

provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.
               vii. For the purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 15% of the total voting power represented by the Company’s then outstanding Voting Securities; (B) individuals who, as of the date of this Indemnification Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; (D) a transaction or a series of transactions causes the class of equity securities of the Company which, as of the date of this Agreement, is subject to Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended, to be held of record by less than 300 persons; or (E) a transaction or a series of transactions causes the class of equity securities of the Company which, as of the date of this Indemnification Agreement, is either listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system of a registered national securities association to be neither listed on any national securities exchange nor authorized to be quoted in an inter-dealer quotation system of a registered national securities association.
               viii. For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
               ix. For the purposes of this Agreement, “Special Legal Counsel” shall mean an attorney or firm of attorneys, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements).

          g. Survival. The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.
     2. Expense Advances
          a. Generally. To the extent not prohibited by law, the right to indemnification conferred by Section 1 shall include the right to have the Company pay Indemnitee’s attorneys’ fees and other expenses in any Proceeding as such expenses are incurred and in advance of final disposition of the Proceeding (such right is referred to hereinafter as an “Expense Advance”).
          b. Conditions to Expense Advance. The Company’s obligation to provide an Expense Advance is subject to the following conditions:
               i. Undertaking. If the Proceeding arose in connection with Indemnitee’s service as a director of the Company or member of a committee of the Board (and not in any other capacity in which Indemnitee rendered service, including but not limited to service to any Related Company), then Indemnitee or Indemnitee’s representative shall have executed and delivered to the Company an undertaking (in the form of Exhibit B hereto), which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment and without reference to Indemnitee’s ultimate entitlement to indemnification under this Agreement or otherwise, by or on behalf of Indemnitee, to repay all Expense Advances if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Indemnitee is not entitled to be indemnified with respect to the Proceeding for which the Indemnitee sought the Expense Advance under this Agreement or otherwise. Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.
               ii. Cooperation. Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.
               iii. Affirmation. If required under applicable law, Indemnitee shall furnish a written affirmation of Indemnitee’s good faith belief that Indemnitee has met all applicable standards of conduct.
     3. Procedures for Enforcement
          a. Enforcement. If a claim for indemnification made by Indemnitee hereunder is not paid in full within sixty (60) days, or a claim for an Expense Advance made by Indemnitee hereunder is not paid in full within twenty (20) days, after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”). In the alternative, Indemnitee may pursue Indemnitee’s claim specified in this section through arbitration subject to the rules, terms, and conditions of the American Arbitration Association (AAA).

          b. Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitations on presumptions) shall apply:
               i. The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed hereunder in order to induce Indemnitee to serve or to continue to serve as a director of the Company;
               ii. Neither: (A) the failure of the Company (including but not limited to the Board, independent or Special Legal Counsel or the Company’s shareholders) to make a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances; nor (B) an actual determination by the Company, the Board, independent or Special Legal Counsel or the Company’s shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and
               iii. If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly-owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.
          c. Attorneys’ Fees and Expenses for Enforcement Action. If Indemnitee is required to bring an Enforcement Action, the Company shall hold harmless and indemnify Indemnitee against all of Indemnitee’s attorneys’ fees and expenses in bringing and pursuing the Enforcement Action (including but not limited to attorneys’ fees at any stage, and on appeal); provided, however, that the Company shall not be required to provide indemnification for such fees and expenses if a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such Enforcement Action were not made in good faith or were frivolous.
     4. Defense of Claim. With respect to any Proceeding as to which Indemnitee has provided notice to the Company pursuant to Section 1(e):
          a. The Company may participate therein at its own expense.
          b. The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless: (i) the employment of counsel by Indemnitee or the incurring of such expenses has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and other expenses of Indemnitee shall be borne by the Company. The Company shall not be entitled to assume the defense of a Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached the conclusion described in clause (ii) above.
          c. The Company shall not be liable for any amounts paid in settlement of any Proceeding effected without its written consent.
          d. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.
          e. Neither the Company nor Indemnitee will unreasonably withhold its or Indemnitee’s consent to any proposed settlement of any Proceeding.
     5. Maintenance of D&O Insurance
          a. Subject to Section 5(c) below, during the period (the “Coverage Period”) beginning as soon as practicable following the date of this Agreement and ending not less than six (6) years following the time Indemnitee is no longer serving as either a director or officer of the Company or any Related Company, or, if later, such time as Indemnitee shall no longer be reasonably subject to any possible Proceeding, the Company shall maintain a directors’ and officers’ liability insurance policy (“D&O Insurance”) in full force and effect, providing in all respects coverage at least comparable to and in similar amounts as that obtained by other comparable companies.
          b. Under all policies of D&O Insurance, Indemnitee shall during the Coverage Period be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors or officers most favorably insured by the policy.
          c. The Company shall have no obligation to obtain or maintain D&O Insurance if the Board determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is so limited by exclusions as to provide an insufficient benefit.
          d. It is the intention of the parties in entering into this Agreement that the insurers under the D&O Insurance, if any, shall be obligated ultimately to pay any claims by Indemnitee which are covered by D&O Insurance, and nothing herein shall be deemed to diminish or otherwise restrict the Company’s or Indemnitee’s right to proceed or collect against any insurers under D&O Insurance or to give such insurers any rights against the Company or Indemnitee under or with respect to this Agreement, including but not limited to any right to be subrogated to the Company’s or Indemnitee’s rights hereunder, unless otherwise expressly agreed to by the Company and Indemnitee in writing. The obligation of such insurers to the Company and Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

     6. Limitations on Indemnification; Mutual Acknowledgment
          a. Limitation on Indemnity. No indemnification pursuant to this Agreement shall be provided by the Company:
               i. On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or
               ii. For Damages or Expense Advances that have been paid directly to Indemnitee by an insurance carrier under a policy of D&O Insurance or other insurance maintained by the Company; or
               iii. In connection with any action, suit or other proceeding (except for an Enforcement Action brought by the Indemnitee pursuant to Section 3) initiated by Indemnitee (including any such action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees), unless: (A) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation; or (B) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
          b. Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit for judicial determination the issue of the Company’s power to indemnify Indemnitee in certain circumstances.
     7. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all such actions necessary to secure such rights, including but not limited to execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
     8. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or fail to take any action in violation of applicable law. The Company’s inability to perform its obligations under this Agreement pursuant to court order shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 8. If a court of competent jurisdiction should decline to enforce any of the provisions of this Agreement, the Company and Indemnitee agree that such provisions shall be deemed to be reformed to provide Indemnitee indemnification by the Company to the maximum extent permitted by the other portions of this Agreement that are not unenforceable, the remainder of this Agreement shall not be affected, and this Agreement shall continue in force.
     9. Governing Law; Binding Effect; Amendment and Termination
          a. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.
          b. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.
          c. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
          d. Nothing in this Agreement shall confer upon Indemnitee the right to continue to serve the Company in any capacity. If Indemnitee is an employee of the Company, then, unless otherwise expressly provided in a written employment agreement between the Company and Indemnitee, the employment of Indemnitee with the Company shall be terminable at will by either party.
          e. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.

“Company”	NORDSTROM, INC.
	By	/s/ Blake W. Nordstrom
Blake W. Nordstrom, President

“Indemnitee”

EXHIBIT A
NOTICE OF CLAIM
     1. Notice is hereby given by the undersigned,                     , pursuant to Section 1(e) of the Indemnification Agreement (“Agreement”) dated as of                     , between Nordstrom, Inc., a Washington corporation (the “Company”), and the undersigned, of the commencement of a Proceeding, as defined in the Agreement.
     2. The undersigned hereby requests indemnification with respect to the Proceeding by the Company under the terms of the Agreement.
     3. [Add brief description of the Proceeding]
     Dated:                     ,                     .

EXHIBIT B

STATEMENT OF UNDERTAKING

STATE OF	)

) ss.
COUNTY OF	)

     I,                     , being first duly sworn, do depose and say as follows:
     1. This Statement is submitted pursuant to the Indemnification Agreement (the “Agreement”) dated as of                      between Nordstrom, Inc., a Washington corporation (the “Company”), and me.
     2. I am requesting an Expense Advance, as defined in the Agreement.
     3. I hereby undertake to repay the Expense Advance if and to the extent it is ultimately determined by a final, unappealable decision rendered by a court having proper jurisdiction that I am not entitled to be indemnified by the Company.
     4. The expenses for which advancement is requested are as follows:
[Add brief description of expenses]
     DATED:                     ,                    .

SUBSCRIBED AND SWORN TO before me this                      day of                     ,

(Seal or stamp)	Notary Signature

Print/Type Name
Notary Public in and for the State of

residing at

My appointment expires